Exhibit 99.1

IDT Corporation Reports Fourth Quarter and Fiscal Year 2025 Results

4Q25 Gross Profit +12% to $114 million; FY 2025 Gross Profit +14% to $446 million

4Q25 Income from Operations +9% to $22 million; Adjusted EBITDA +33% to $33 million

FY 2025 Income from Operations +55% to $100 million; Adjusted EBITDA +43% to $129 million, an IDT record

4Q25 EPS of $0.67 and Non-GAAP EPS of $0.76; FY 2025 EPS of $3.01 and Non-GAAP EPS of $3.19

NEWARK, NJ — September 29, 2025: IDT Corporation (NYSE: IDT), a global provider of fintech and communications solutions, today reported results for its fourth quarter and full fiscal year 2025, the three and twelve months ended July 31, 2025.

4Q25 HIGHLIGHTS

Throughout this release, unless otherwise noted, results for the fourth quarter of fiscal year 2025 (4Q25) are compared to the fourth quarter of fiscal year 2024 (4Q24) and results for FY 2025 are compared to FY 2024. All earnings per share (EPS) and other ‘per share’ results are per diluted share.

●	Key Businesses / Segments

○	NRS

■	Recurring revenue: +22% to $32.6 million;
■	Income from operations: (3)% to $5.8 million;
■	Adjusted EBITDA: +32% to $9.3 million;
■	‘Rule of 40’ score: 49;

○	BOSS Money / Fintech segment

■	BOSS Money digital revenue: +31% to $27.6 million;
■	BOSS Money total revenue: +21% to $38.2 million;
■	Fintech segment income from operations: +88% to $4.8 million;
■	Fintech segment Adjusted EBITDA: +267% to $5.5 million;

○	net2phone

■	Subscription revenue: +8% to $22.2 million (+9% on a constant currency basis);
■	Income from operations: +74% to $1.5 million;
■	Adjusted EBITDA: +42% to $3.5 million;

○	Traditional Communications

■	Gross profit: +2% to $41.0 million;
■	Income from operations: +11% to $15.4 million;
■	Adjusted EBITDA: +8% to $17.6 million;

●	IDT Consolidated

○	Revenue: +3% to $316.6 million;
○	Gross profit / margin: +12% to $114.5 million / +310 bps to 36.2%;
○	Income from operations: +9% to $21.9 million;
○	Net income attributable to IDT: Decreased to $16.9 million from $36.8 million. In 4Q24, IDT realized a $23.6 million income tax benefit;
○	GAAP EPS: Decreased to $0.67 from $1.45;
○	Non-GAAP EPS: Increased to $0.76 from $0.57;
Adjusted EBITDA: +33% to $33.4 million.

1

FY 2025 HIGHLIGHTS

●	Key Businesses / Segments

○	NRS

■	Recurring revenue: +27% to $122.6 million;
■	Income from operations: +28% to $27.8 million;
■	Adjusted EBITDA: +37% to $34.2 million;

○	BOSS Money / Fintech Segment

■	BOSS Money digital revenue: +36% to $99.0 million;
■	BOSS Money total revenue: +29% to $139.8 million;
■	Fintech Segment income from operations: Increased to $15.4 million from a loss from operations of $0.1 million;
■	Fintech Segment Adjusted EBITDA: Increased to $18.4 million from $1.1 million;

○	net2phone

■	Subscription revenue: +9% to $85.7 million (+12% on a constant currency basis);
■	Income from operations: Increased 194% to $4.9 million;
■	Adjusted EBITDA: Increased 54% to $12.1 million;

○	Traditional Communications

■	Gross profit: +2% to $168.9 million;
■	Income from operations: +18% to $66.5 million
■	Adjusted EBITDA: +13% to $75.0 million

IDT Consolidated:

○	Revenue: +2% to $1,231.5 million;
○	Gross profit / margin: +14% to $446.2 million / +380 bps to 36.2%;
○	Income from operations: +55% to $100.4 million;
○	Net income attributable to IDT: +18% to $76.1 million. In FY 2024, IDT realized a $23.6 million income tax benefit;
○	GAAP EPS: Increased to $3.01 from $2.54;
○	Non-GAAP EPS: Increased to $3.19 from $1.95;
○	Adjusted EBITDA: +43% to $128.7 million, the highest fiscal year level in IDT history;
○	Share Repurchases: 221,823 shares of IDT Class B common stock in market transactions for $10.1 million.

(This release discloses certain Non-GAAP financial measures [Adjusted EBITDA, Non-GAAP EPS, NRS ‘Rule of 40,’ and adjusted net cash provided by operating activities] as well as certain Key Performance Metrics [net2phone subscription revenue, netphone constant currency subscription revenue growth rate, NRS Monthly Average Recurring Revenue, and BOSS Money transactions and digital channel send volume.] Please see the explanations of those measures and metrics, the reasons for their inclusion and reconciliations of non-GAAP measures to their closest GAAP measures at the end of this release.)

2

REMARKS BY SHMUEL JONAS, CEO

IDT’s fourth quarter capped off a strong fiscal year, highlighted by full-year double-digit Adjusted EBITDA expansion at each of our operating segments, combining to drive a 43% increase in consolidated Adjusted EBITDA to a record $129 million.

At NRS, Merchant Services and SaaS Fees revenue drove the topline growth, while NRS’ operating leverage contributed to net margin expansion. In fiscal 2026, we expect that Merchant Services and SaaS fee revenues will again drive increases in revenue per terminal and Adjusted EBITDA.

BOSS Money’s fourth quarter and full year results reflected strong digital channel expansion, which is now contributing over 80% of our remittance volume. The ongoing, industry-wide, customer led migration from retail to digital provides a large opportunity, and in the year ahead we expect to continue building market share by cross-marketing within the larger BOSS eco-system while expanding our reach through our integration with WhatsApp and deployment of a cross-border digital wallet.

At net2phone, we are excited by the potential we see in the marketplace of AI agentic offerings and the progress we have made to date in developing and deploying solutions. Already, approximately 1 in 10 of our sales conversations includes an AI agent. In fiscal 2026, we will focus on building out net2phone AI Agent and Coach, our data-driven AI coaching agent, and deploying tailored solutions for specific industry verticals and other opportunities. With this investment, we believe that by year end, 30% or more of our sales will include one or both of our AI solutions, even as we continue to steadily expand our base of UCaaS and CCaaS customers.

Across IDT, we expect to build on the considerable progress we made during fiscal 2025, with topline growth and stronger cash generation. In all our markets, consumer attitudes, government policy and/or technology are driving rapid change, and we are working hard to capitalize on the exciting opportunities in each of our growth businesses. Backed by the cash on our balance sheet and strengthening financial performance, we will continue to invest in new growth initiatives, evaluate potential bolt-on acquisitions and investments, and return cash to our stockholders through opportunistic buybacks and our quarterly dividend.

3

4Q25 AND FY 2025 RESULTS BY SEGMENT

National Retail Solutions (NRS)

National Retail Solutions (NRS) (Terminals and accounts at end of period. $ in millions, except for revenue per terminal)
	4Q25	3Q25	4Q24	4Q25-4Q24 (% Δ)	FY25	FY24	FY25-FY24 (% Δ)
Terminals and payment processing accounts
Active POS terminals	37,200	35,600	32,100	5,100
Payment processing accounts	26,500	25,500	21,300	5,200

Recurring revenue
Merchant Services & Other	$21.8	$19.7	$16.2	+34%	$76.8	$54.5	+41%
Advertising and Data	$6.8	$5.9	$7.4	(8)%	$31.1	$31.2	(0.3)%
SaaS Fees	$4.1	$3.9	$3.1	+33%	$14.7	$11.2	+32%
Total recurring revenue	$32.6	$29.4	$26.7	+22%	$122.6	$96.9	+27%
POS Terminal Sales	$1.7	$1.7	$1.6	+8%	$6.2	$6.3	(1)%
Total revenue	$34.3	$31.1	$28.2	+22%	$128.8	$103.1	+25%

Monthly average recurring revenue per terminal	$299	$279	$285	+5%	$295	$279	+6%

Gross profit	$30.5	$28.4	$26.1	+17%	$116.9	$91.5	+28%
Gross profit margin	89%	91%	93%	(370) bps	91%	89%	+200 bps
Technology & development	$2.3	$2.3	$1.8	+29%	$8.7	$7.1	+23%
SG&A	$20.0	$20.0	$18.2	+10%	$78.0	$62.7	+25%
Income from operations	$5.8	$6.2	$6.0	(3)%	$27.8	$21.6	+28%
Adjusted EBITDA	$9.3	$7.2	$7.1	+32%	$34.2	$25.0	+37%
CapEx	$1.3	$1.9	$1.1	+15%	$5.4	$3.6	+49%

NRS Take-Aways

●	NRS added approximately 1,500 net active terminals and approximately 1,000 net payment processing accounts during 4Q25, including some seasonal customers expected to no longer be active in 1Q26. In FY 2025, NRS added approximately 5,100 net active terminals compared to 6,400 added in FY 2024. Although gross terminal additions increased, such growth was offset by an increase in the rate of churn of NRS’ growing customer base. NRS is working to address churn using AI for churn prediction, a new retention team, enhanced service levels, and new features to improve retailers’ bottom-lines.

●	NRS’ recently launched partnership with DoorDash is generating increased order volumes for early-adopting liquor stores in the NRS network. NRS is continuing to sign up other delivery providers to further strengthen this channel.

●	NRS Insights, NRS’ data and analytics business, has signed an agreement with one of the leading coupon providers in the U.S. The agreement will enable NRS retailers to offer and promote digital coupons to their customers once the agreement goes operational in CY 2026. NRS Insights’ brand partners will gain a new channel for engaging with NRS’ consumers, while NRS Insights will gain a revenue and profit driver.

4

BOSS Money and Fintech Segment

BOSS Money and Fintech Segment (Transactions in millions. $ in millions except for revenue per transaction)
	4Q25	3Q25	4Q24	4Q25-4Q24 (% Δ, $)	FY25	FY24	FY25-FY24 (% Δ, $)
BOSS Money Transactions	6.6	6.0	5.4	+22%	23.9	18.3	+30%
Digital channel	5.5	5.0	4.3	+28%	19.6	14.6	+34%
Retail channel	1.1	1.0	1.1	0%	4.2	3.7	+14%

Fintech Revenue
BOSS Money	$38.2	$34.4	$31.5	+21%	$139.8	$108.3	+29%
Digital channel	$27.6	$24.5	$21.1	+31%	$99.0	$73.0	+36%
Retail channel	$10.6	$9.9	$10.4	+2%	$40.9	$35.3	+16%
Other	$3.9	$4.2	$3.2	+21%	$14.8	$12.4	+19%
Total Revenue	$42.1	$38.6	$34.6	+21%	$154.6	$120.7	+28%

Average BOSS Money revenue per transaction	$5.81	$5.74	$5.84	(0.5)%	$5.85	$5.91	(0.9)%

Gross profit	$24.9	$22.6	$19.1	+30%	$90.7	$67.3	+35%
Gross profit margin	59.1%	58.5%	55.2%	390 bps	58.7%	55.8%	290 bps
Technology & development	$2.3	$2.2	$2.4	(7)%	$9.1	$9.5	(5)%
SG&A	$17.8	$16.0	$15.9	+12%	$66.2	$59.6	11%
Income (loss) from operations	$4.8	$4.3	$2.5	+88%	$15.4	$(0.1)	+$15.5
Adjusted EBITDA	$5.5	$5.0	$1.5	+267%	$18.4	$1.1	+1,650%
CapEx	$0.8	$0.8	$0.9	(14)%	$3.5	$3.6	(4)%

BOSS Money and Fintech Take-Aways:

●	Digital channel send volume, namely, the amount of principal transferred by BOSS Money customers using the BOSS Money and BOSS Revolution apps, increased by over 40% in 4Q25 and FY 2025, reflecting the increases in transaction volumes and in average dollars sent per transaction. BOSS Money is adjusting its pricing models to capture accretive upside from this trend.

●	The Fintech segment’s robust income from operations and Adjusted EBITDA growth in 4Q25 and FY 2025 primarily reflect BOSS Money transaction growth, coupled with improved operating leverage as BOSS Money continues to decrease its unit payout and operating costs.

●	After achieving the highest average app store rating of the eighteen digital money transfer providers surveyed by FXC Intelligence in its 2025 customer satisfaction ranking, BOSS Money is extending its reach and further enhancing the user experience through an integration with WhatsApp, meeting customers on the dominant channel for cross border communications. The integration, which will launch in the coming weeks, will enable customers to query BOSS Money’s AI agent about destinations and rates, seamlessly initiate money transfers, and check on status of transfers, all from within WhatsApp.

5

net2phone

net2phone (Seats in thousands at end of period. $ in millions)
	4Q25	3Q25	4Q24	4Q25-4Q24 (% Δ, $)	FY25	FY24	FY25-FY24 (% Δ, $)
Seats	422	415	396	+6%

Revenue
Subscription revenue	$22.2	$21.5	$20.5	+8%	$85.7	$78.4	+9%
Other revenue	$0.5	$0.5	$0.9	(36)%	$2.1	$4.0	(46)%
Total Revenue	$22.8	$22.0	$21.4	+7%	$87.9	$82.3	+7%

Gross profit	$18.1	$17.5	$16.8	+8%	$69.7	$65.1	+7%
Gross profit margin	79.5%	79.6%	78.8%	+70 bps	79.3%	79.1%	+20 bps
Technology & development	$3.0	$2.9	$2.8	+7%	$11.7	$10.8	+8%
SG&A	$13.3	$13.0	$13.1	+1%	$52.4	$52.6	(0.4)%
Income from operations	$1.5	$1.4	$0.8	+74%	$4.9	$1.7	+194%
Adjusted EBITDA	$3.5	$3.2	$2.5	+42%	$12.1	$7.9	+54%
CapEx	$1.7	$1.4	$1.7	+5%	$6.6	$6.3	+4%

net2phone Take-Aways:

●	Subscription revenue increased by 8% in 4Q25 and by 9% in FY 2025. These increases were tempered by the FX impact of a strengthened U.S. dollar versus local currencies in Latin America. On a constant currency basis, subscription revenue increased by 9% in 4Q25 and by 12% in FY 2025, higher than the rate of seat growth, as net2phone focuses on driving expansion of average revenue per customer.

●	net2phone’s AI Agent, named a 2025 AI Agent Product of the Year Award winner by TMCnet, is earning strong praise from customers. net2phone’s AI agents are scalable and cost-effective solutions for automating routine operations across sales, support, and administrative functions.

●	In fiscal 2026, net2phone will focus on the continued development of its AI coaching agent, Coach, and deployment of customized capabilities for specific market verticals and opportunities. Solutions for the medical and hospitality markets will be among the early releases.

6

Traditional Communications

Traditional Communications ($ in millions)
	4Q25	3Q25	4Q24	4Q25-4Q24 (% Δ)	FY25	FY24	FY25-FY24 (% Δ)
Revenue
IDT Digital Payments	$107.0	$102.6	$106.1	+0.8%	$416.3	$407.4	+2%
BOSS Revolution	$49.3	$51.7	$62.2	(21)%	$211.2	$263.2	(20)%
IDT Global	$55.9	$50.0	$50.3	+11%	$209.6	$201.1	+4%
Other	$5.3	$5.8	$6.0	(13)%	$23.1	$27.8	(16.9)%
Total Revenue	$217.4	$210.2	$224.6	(3)%	$860.2	$899.6	(4)%

Gross profit	$41.0	$43.4	$40.1	+2%	$168.9	$166.2	+2%
Gross profit margin	18.8%	20.7%	17.9%	+90 bps	19.6%	18.5%	+110 bps
Technology & development	$5.3	$5.4	$5.5	(5)%	$21.5	$23.2	(7)%
SG&A	$19.9	$20.5	$20.2	(1)%	$79.9	$84.9	(6)%
Income from operations	$15.4	$17.3	$13.9	+11%	$66.5	$56.4	+18%
Adjusted EBITDA	$17.6	$19.3	$16.3	+8%	$75.0	$66.3	+13%
CapEx	$1.4	$1.3	$1.6	(11)%	$5.3	$5.3	(1)%

Traditional Communications Take-Aways:

●	IDT Digital Payments has launched an eSim digital catalog through its Zendit prepaid platform and in the BOSS Revolution app, thus expanding its large and diversified catalog of prepaid offerings. The eSim catalog targets the large and rapidly growing travel data roaming market, offering over 5,000 plans in 190+ countries.

●	In FY 2026, IDT Digital Payments and BOSS Revolution (international prepaid voice calling) will continue to migrate their retail channel customers to its higher margin digital channel. The benefit of this rotation will partially offset the impact of the expected, structural decline in BOSS Revolution and IDT Global carrier revenues.

OTHER FINANCIAL RESULTS

Consolidated results for all periods presented include corporate overhead. Corporate G&A expense increased to $2.5 million in 4Q25 from $2.2 million in 4Q24. In FY 2025, corporate G&A expense increased to $11.1 million from $10.5 million in FY 2024.

As of July 31, 2025, IDT held $253.8 million in cash, cash equivalents, debt securities, and current equity investments. Also at July 31, 2025, current assets totaled $520.3 million and current liabilities totaled $293.0 million. The Company had no outstanding debt at the quarter end.

Net cash provided by operating activities in 4Q25 increased to $31.0 million from $25.4 million in 4Q24. Exclusive of changes in customer funds deposits at IDT’s Fintech segment, adjusted net cash provided by operating activities in 4Q25 increased to $37.1 million from $28.5 million in 4Q24.

In FY 2025, net cash provided by operating activities increased to $127.1 million from $78.2 million in FY 2024. Exclusive of changes in customer funds deposits at IDT’s Fintech segment, adjusted net cash provided by operating activities in FY 2025 increased to $107.8 million from $80.0 million in FY 2024.

Capital expenditures were $5.3 million in both 4Q25 and 4Q24. For FY 2025, capital expenditures increased to $20.8 million from $18.9 million in FY 2024.

7

FY 2026 FINANCIAL OUTLOOK

Effective with IDT’s fiscal 1Q26, the Company will revise its non-GAAP Adjusted EBITDA definition to exclude non-cash compensation expense. Prior period results will be adjusted to the new definition.

The revision is intended to make IDT’s measure of Adjusted EBITDA more directly comparable to those reported by IDT’s peers while more closely reflecting consolidated and segment level cash flows.

IDT expects to generate a range of $141-$145 million of Adjusted EBITDA in FY 2026 under this revised measure of non-GAAP Adjusted EBITDA.

IDT’s consolidated non-cash compensation expense was $3.1 million and $7.4 million in FY 2025 and FY 2024, respectively. Utilizing this revised measure of Adjusted EBITDA, IDT generated $131.7 million and $97.1 million in Adjusted EBITDA during FY 2025 and FY 2024, respectively.

(Reconciliations of this revised measure of Adjusted EBITDA to net income and income from operations for FY 2025 and FY 2024 are included in the Non-GAAP reconciliations provided at the end of this release.)

DIVIDEND

On September 22, 2025, IDT’s Board of Directors declared a quarterly cash dividend of $0.06 per share. The dividend is payable on October 10, 2025 to stockholders of record as of September 30, 2025.

IDT EARNINGS ANNOUNCEMENT INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (https://www.idt.net/investors-and-media) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM Eastern today with management’s discussion of results followed by Q&A with investors. To listen to the call and participate in the Q&A, dial 1-888-506-0062 (toll-free from the U.S.) or 1-973-528-0011 (international) and provide the following access code: 849358.

A replay of the conference call will be available approximately three hours after the call concludes through October 13, 2025. To access the call replay, dial 1-877-481-4010 (toll-free from the U.S.) or 1-919-882-2331 (international) and provide this replay passcode: 52805. The replay will also be accessible via streaming audio at the IDT investor relations website.

ABOUT IDT CORPORATION

IDT Corporation (NYSE: IDT) is a global provider of fintech and communications solutions through a portfolio of synergistic businesses: National Retail Solutions (NRS), through its point-of-sale (POS) platform, enables independent retailers to operate more effectively while providing advertisers and marketers with unprecedented reach into underserved consumer markets; BOSS Money facilitates innovative international remittances and fintech payments solutions; net2phone provides enterprises and organizations with intelligently integrated cloud communications and contact center services across channels and devices; IDT Digital Payments and the BOSS Revolution calling service make sharing prepaid products and services and speaking with friends and family around the world convenient and reliable; and, IDT Global and IDT Express enable communications services to provision and manage international voice and SMS messaging.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

CONTACT

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

8

IDT CORPORATION

CONSOLIDATED BALANCE SHEETS

July 31 (in thousands, except per share data)	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$226,505	$164,557
Restricted cash and cash equivalents	115,327	90,899
Debt securities	21,649	23,438
Equity investments	5,637	5,009
Trade accounts receivable, net of allowance for credit losses of $9,097 and $6,352 at July 31, 2025 and 2024, respectively	42,867	42,215
Settlement assets, net of reserve of $1,367 and $1,866 at July 31, 2025 and 2024, respectively	28,014	22,186
Disbursement prefunding	37,097	30,736
Prepaid expenses	14,505	17,558
Other current assets	28,702	25,927
TOTAL CURRENT ASSETS	520,303	422,525
Property, plant, and equipment, net	38,869	38,652
Goodwill	26,488	26,288
Other intangibles, net	5,056	6,285
Equity investments	6,658	6,518
Operating lease right-of-use assets	1,878	3,273
Deferred income tax assets, net	18,790	35,008
Other assets	8,161	11,546
TOTAL ASSETS	$626,203	$550,095
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$19,435	$24,773
Accrued expenses	97,295	103,176
Deferred revenue	27,726	30,364
Customer funds deposits	114,708	91,893
Settlement liabilities	13,922	12,764
Other current liabilities	19,910	16,374
TOTAL CURRENT LIABILITIES	292,996	279,344
Operating lease liabilities	1,103	1,533
Other liabilities	1,688	2,662
TOTAL LIABILITIES	295,787	283,539
Commitments and contingencies
Redeemable noncontrolling interest	11,459	10,901
EQUITY:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at July 31, 2025 and 2024	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 28,528 and 28,177 shares issued and 23,656 and 23,684 shares outstanding at July 31, 2025 and 2024, respectively	285	282
Additional paid-in capital	308,111	303,510
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 4,872 and 4,493 shares of Class B common stock at July 31, 2025 and 2024, respectively	(143,853)	(126,080)
Accumulated other comprehensive loss	(16,569)	(18,142)
Retained earnings	157,124	86,580
Total IDT Corporation stockholders’ equity	305,131	246,183
Noncontrolling interests	13,826	9,472
TOTAL EQUITY	318,957	255,655
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY	$626,203	$550,095

9

IDT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

Year ended July 31 (in thousands, except per share data)	2025	2024	2023
REVENUES	$1,231,495	$1,205,778	$1,238,854
DIRECT COST OF REVENUES	785,300	815,621	881,614
GROSS PROFIT	446,195	390,157	357,240
OPERATING EXPENSES:
Selling, general and administrative (i)	287,567	270,207	243,159
Technology and development (i)	50,964	50,554	47,988
Severance	898	1,698	935
Other operating expense, net	6,342	2,945	4,415
TOTAL OPERATING EXPENSES	345,771	325,404	296,497
Income from operations	100,424	64,753	60,743
Interest income, net	6,127	4,769	3,147
Other expense, net	(713)	(7,612)	(3,083)
Income before income taxes	105,838	61,910	60,807
(Provision for) benefit from income taxes	(24,699)	6,354	(16,441)
NET INCOME	81,139	68,264	44,366
Net income attributable to noncontrolling interests	(5,045)	(3,810)	(3,874)
NET INCOME ATTRIBUTABLE TO IDT CORPORATION	$76,094	$64,454	$40,492

Earnings per share attributable to IDT Corporation common stockholders:
Basic	$3.02	$2.55	$1.59
Diluted	$3.01	$2.54	$1.58

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,188	25,241	25,517
Diluted	25,295	25,398	25,577

(i) Stock-based compensation included in total operating expenses	$3,074	$7,397	$4,518

10

IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended July 31 (in thousands)	2025		2024	2023
OPERATING ACTIVITIES
Net income		$81,139	$68,264	$44,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		21,008	20,351	20,136
Deferred income taxes		16,217	(10,907)	12,601
Provision for credit losses, doubtful accounts receivable, and reserve for settlement assets		7,090	4,390	2,198
Stock-based compensation		3,074	7,397	4,518
Other		2,199	4,579	6,543
Changes in assets and liabilities:
Trade accounts receivable		(6,459)	(12,701)	4,726
Settlement assets, disbursement prefunding, prepaid expenses, other current assets, and other assets		(8,556)	12,735	(17,503)
Trade accounts payable, accrued expenses, settlement liabilities, other current liabilities, and other liabilities		(4,814)	(9,081)	(21,001)
Customer funds deposits		19,235	(1,820)	(2,152)
Deferred revenue		(3,072)	(5,016)	(2,029)
Net cash provided by operating activities		127,061	78,191	52,403
INVESTING ACTIVITIES
Capital expenditures		(20,770)	(18,922)	(21,958)
Notes receivable from equity method investment		(1,900)	—	—
Purchase of convertible preferred stock in equity method investment		(926)	(2,017)	(840)
Purchases of debt securities and equity investments		(33,453)	(29,921)	(59,872)
Proceeds from maturities and sales of debt securities and redemption of equity investments		36,310	50,112	49,211
Net cash used in investing activities		(20,739)	(748)	(33,459)
FINANCING ACTIVITIES
Dividends paid		(5,550)	(2,536)	—
Distributions to noncontrolling interests		(100)	(112)	(348)
Proceeds from borrowings under revolving credit facility		24,551	32,864	27,383
Repayments of borrowings under revolving credit facility		(24,551)	(32,864)	(27,383)
Purchase of restricted shares of net2phone and National Retail Solutions common stock		—	(4,131)	—
Proceeds from exercise of stock options		—	172	172
Repurchases of Class B common stock		(17,773)	(10,619)	(13,896)
Net cash used in financing activities		(23,423)	(17,226)	(14,072)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents		3,477	(3,584)	4,389
Net increase in cash, cash equivalents, and restricted cash and cash equivalents		86,376	56,633	9,261
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of year		255,456	198,823	189,562
Cash, cash equivalents, and restricted cash and cash equivalents at end of year		$341,832	$255,456	$198,823
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest		$110	$429	$536
Cash payments made for income taxes		$279	$527	$777
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Value of the Company’s Class B common stock exchanged for National Retail Solutions shares		$442	$6,696	$—
Conversion of equity method investment’s secured promissory notes into convertible preferred stock		$—	$—	$4,038
Shares of the Company’s Class B common stock issued to certain executive officers for bonus payments		$1,824	$1,494	$615
Shares of the Company’s Class B common stock issued for business acquisitions	$		$100	$100

11

Reconciliation of Non-GAAP Financial Measures for the Fourth Quarter and Full Fiscal Years 2025 and 2024

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed (a) Adjusted EBITDA for 4Q25, 3Q25, 4Q24, and the full fiscal years 2025 and 2024, (b) non-GAAP earnings per diluted share (Non-GAAP EPS) for 4Q25, 4Q24, and the full fiscal years 2025 and 2024, (c) NRS’ ‘Rule of 40’ score for 4Q25, and (d) non-GAAP adjusted net cash provided by operating activities for 4Q25, 4Q24 and the full fiscal years 2025 and 2024. These are non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. The following explains these terms and their respective reconciliations to the most directly comparable GAAP measures.

Generally, a non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of Non-GAAP EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares. IDT’s measure of non-GAAP net income starts with net income attributable to IDT in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expenses, and deducts other operating gains. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2025 and fiscal 2024 periods.

Management believes that IDT’s Adjusted EBITDA and Non-GAAP EPS are measures which provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA and Non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allow for greater transparency of the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA and Non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

Other operating expense, net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA and Non-GAAP EPS. Other operating expense, net primarily includes legal fees net of insurance claims related to Straight Path Communications Inc.’s stockholders’ class action and gains from the write-off of contingent consideration liabilities. From time-to-time, IDT may have gains or incur costs related to non-routine legal, tax, and other matters, however, these various items generally do not occur each quarter. IDT believes the gain and losses from these non-routine matters are not components of IDT’s or the relevant segment’s core operating results.

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Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of Non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

In 4Q25, IDT decreased its deferred income tax valuation allowance due to profitability in the United Kingdom and recorded an income tax benefit of $3.3 million. In 4Q24, because of the completion of an Internal Revenue Code Section 382 study related to net2phone, IDT recorded an income tax benefit of $23.6 million. These income tax benefits were excluded from IDT’s non-GAAP EPS because they were not related to the results of IDT’s core operations.

Adjusted EBITDA and Non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA and Non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

The ‘Rule of 40’ score is a metric used to evaluate the performance of SaaS providers. It postulates that a SaaS provider’s revenue growth rate plus its EBITDA margin should equal or exceed 40 percent. The ‘Rule of 40’ is typically used to assess a company’s balance between growth and profitability. A total of over 40 is thought to indicate a healthy combination of expansion and financial stability, making it a useful tool for management and investors to gauge the potential for long-term success and make informed decisions about resource allocation and business strategy.

NRS’ ‘Rule of 40’ score is computed by adding (a) the growth rate of NRS’ recurring revenue for the relevant period compared to the corresponding year ago period to (b) NRS’ Adjusted EBITDA margin for the twelve-month period through the end of the current period. NRS’ recurring revenue is calculated by subtracting NRS’ revenue from POS terminal sales from its total GAAP revenue. Adjusted EBITDA is a non-GAAP measure as discussed above. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by GAAP revenue for the relevant period.

IDT’s Non-GAAP adjusted measure of net cash provided by operating activities is calculated by excluding the impact of changes in customer deposits from net cash provided by operating activities. This measure provides a more meaningful measure of the cash generated by our core business operations, making it a more useful tool for management and investors to evaluate the cash generation of our business operations, and to compare IDT’s cash generation with companies that do not have, or have different levels of, customer deposits. Customer deposits are, by regulation, not available to fund IDT’s operating activities.

Following are reconciliations of Adjusted EBITDA and Non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, (i) income (loss) from operations for IDT’s reportable segments and (ii) net income for IDT on a consolidated basis, and (b) for Non-GAAP EPS, diluted earnings per share. Also following is NRS’ ‘Rule of 40’ score computation including the reconciliation of NRS’ Adjusted EBITDA to the most directly comparable GAAP measure, NRS’ income from operations, and IDT’s Non-GAAP adjusted measure of net cash provided by operating activities reconciled to GAAP net cash provided by operating activities.

13

IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA for 4Q25, 3Q25, and 4Q24

(unaudited) in millions. Figures may not foot or cross-foot due to rounding

	Total IDT Corporation	Traditional Comm.	net2phone	NRS	Fintech	Corporate
Three Months Ended July 31, 2025 (4Q25)
Net income attributable to IDT Corporation	$16.9
Adjustments:
Net income attributable to noncontrolling interests	0.6
Net income	17.5
Provision for income taxes	2.9
Income before income taxes	20.4
Interest income, net	(1.8)
Other expense, net	3.2
Income (loss) from operations	21.9	$15.4	$1.5	$5.8	$4.8	$(5.7)
Depreciation and amortization	5.3	1.8	1.6	1.1	0.7	-
Other operating expense, net	5.9	0.2	0.2	2.4	-	3.1
Severance expense	0.3	0.1	0.1	-	-	-
Adjusted EBITDA	$33.4	$17.6	$3.5	$9.3	$5.5	$(2.5)

	Total IDT Corporation	Traditional Comm.	net2phone	NRS	Fintech	Corporate
Three Months Ended April 30, 2025 (3Q25)
Net income attributable to IDT Corporation	$21.7
Adjustments:
Net income attributable to noncontrolling interests	1.3
Net income	23.0
Provision for income taxes	7.8
Income before income taxes	30.8
Interest income, net	(1.6)
Other income, net	(2.6)
Income (loss) from operations	26.6	$17.3	$1.4	$6.2	$4.3	$(2.6)
Depreciation and amortization	5.2	1.9	1.6	1.0	0.7	-
Other operating expense, net	0.2	-	0.2	-	-	-
Severance expense	0.2	0.2	-	-	-	-
Adjusted EBITDA	$32.2	$19.3	$3.2	$7.2	$5.0	$(2.6)

	Total IDT Corporation	Traditional Comm.	net2phone	NRS	Fintech	Corporate
Three Months Ended July 31, 2024 (4Q24)
Net income attributable to IDT Corporation	$36.8
Adjustments:
Net income attributable to noncontrolling interests	0.9
Net income	37.7
Benefit from income taxes	(17.3)
Income before income taxes	20.4
Interest income, net	(1.6)
Other expense, net	1.3
Income (loss) from operations	20.1	$13.9	$0.8	$6.0	$2.5	$(3.2)
Depreciation and amortization	5.1	1.9	1.6	0.9	0.7	-
Severance expense	-	0.3	-	-	-	(0.3)
Other operating (gains) expense, net	(0.1)	0.2	-	0.2	(1.8)	1.3
Adjusted EBITDA	$25.2	$16.3	$2.5	$7.1	$1.5	$(2.2)

14

IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA for FY 2025 and FY 2024

(unaudited) in millions. Figures may not foot or cross-foot due to rounding

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Year Ended July 31, 2025 (FY 2025)
Net income attributable to IDT Corporation	$76.1
Adjustments:
Net income attributable to noncontrolling interests	5.0
Net income	81.1
Provision for income taxes	24.7
Income before income taxes	105.8
Interest income, net	(6.1)
Other expense, net	0.7
Income (loss) from operations	100.4	$66.5	$4.9	$27.8	$15.4	$(14.2)
Depreciation and amortization	21.0	7.6	6.4	4.1	2.9	0.1
Severance	0.9	0.7	0.1	-	-	-
Other operating expense, net	6.3	0.2	0.6	2.4	-	3.1
Adjusted EBITDA	$128.7	$75.0	$12.1	$34.2	$18.4	$(11.1)

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Year Ended July 31, 2024 (FY 2024)
Net income attributable to IDT Corporation	$64.5
Adjustments:
Net income attributable to noncontrolling interests	3.8
Net income	68.3
Benefit from income taxes	(6.4)
Income before income taxes	61.9
Interest income, net	(4.8)
Other expense, net	7.6
Income (loss) from operations	64.8	$56.4	$1.7	$21.6	$(0.1)	$(14.9)
Depreciation and amortization	20.4	8.1	6.1	3.2	2.9	0.1
Severance	1.7	1.6	0.1	-	-	-
Other operating expense (gains), net	2.9	0.2	(0.1)	0.2	(1.8)	4.4
Adjusted EBITDA	$89.7	$66.3	$7.9	$25.0	$1.1	$(10.4)

15

IDT Corporation

Reconciliation of Net Income to Revised Adjusted EBITDA for FY 2025 and FY 2024

(unaudited) in millions. Figures may not foot or cross-foot due to rounding

Beginning in fiscal 2026, IDT will include stock-based compensation expense in its calculation of Adjusted EBITDA. Accordingly, the Adjusted EBITDA presented below reflects this revised measure.

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Year Ended July 31, 2025 (FY 2025)
Net income attributable to IDT Corporation	$76.1
Adjustments:
Net income attributable to noncontrolling interests	5.0
Net income	81.1
Provision for income taxes	24.7
Income before income taxes	105.8
Interest income, net	(6.1)
Other expense, net	0.7
Income (loss) from operations	100.4	$66.5	$4.9	$27.8	$15.4	$(14.2)
Depreciation and amortization	21.0	7.6	6.4	4.1	2.9	0.1
Stock-based compensation	3.1	1.4	-	1.1	0.2	0.4
Severance	0.9	0.7	0.1	-	-	-
Other operating expense, net	6.3	0.2	0.6	2.4	-	3.1
Adjusted EBITDA	$131.7	$76.4	$12.1	$35.7	$18.5	$(10.6)

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Year Ended July 31, 2024 (FY 2024)
Net income attributable to IDT Corporation	$64.5
Adjustments:
Net income attributable to noncontrolling interests	3.8
Net income	68.3
Provision for income taxes	(6.4)
Income before income taxes	61.9
Interest income, net	(4.8)
Other expense, net	7.6
Income (loss) from operations	64.8	$56.4	$1.7	$21.6	$(0.1)	$(14.9)
Depreciation and amortization	21.4	8.1	6.1	3.2	2.9	0.1
Stock-based compensation	7.4	5.4	-	1.2	0.3	0.5
Severance	1.7	1.6	0.1	-	-	-
Other operating expense (gains), net	2.9	0.2	(0.1)	0.2	(1.8)	4.4
Adjusted EBITDA	$97.1	$ 7 1.7	$7.9	$26.2	$1.3	$(9.9)

16

IDT Corporation

Reconciliation of Earnings Per Share (EPS) to Non-GAAP EPS for 4Q25, 4Q24, FY 2025 and FY 2024

(unaudited) in millions, except per share data. Figures may not foot due to rounding

	4Q25	4Q24	FY 2025	FY 2024

Net income attributable to IDT Corporation	$16.9	$36.8	$76.1	$64.5
Adjustments (add) subtract:
Income tax benefit	3.3	23.6	3.3	23.6
Stock-based compensation	(0.4)	(2.0)	(3.1)	(7.4)
Severance expense	(0.3)	(0.1)	(0.9)	(1.7)
Other operating (expense) gain, net	(5.9)	0.1	(6.3)	(2.9)
Total adjustments	(3.3)	21.6	(7.0)	11.6
Income tax effect of total adjustments	(0.9)	(0.6)	(2.3)	(3.4)
	2.4	(22.2)	4.7	(15.0)
Non-GAAP net income	$19.3	$14.6	$80.8	$49.5

Earnings per share:
Basic	$0.67	$1.46	$3.02	$2.55
Total adjustments	0.09	(0.88)	0.18	(0.59)
Non-GAAP - basic	$0.76	$0.58	$3.20	$1.96

Weighted-average number of shares used in calculation of basic earnings per share	25.2	25.3	25.2	25.2

Diluted	$0.67	$1.45	$3.01	$2.54
Total adjustments	0.09	(0.88)	0.18	(0.59)
Non-GAAP - diluted	$0.76	$0.57	$3.19	$1.95

Weighted-average number of shares used in calculation of diluted earnings per share	25.2	25.4	25.3	25.4

17

IDT Corporation

NRS’ ‘Rule of 40’ Score For 4Q25

(unaudited) in millions. Figures may not foot due to rounding to millions

	1Q25	2Q25	3Q25	4Q25	Trailing Twelve Months (TTM) 4Q25

Reconciliation of NRS’ Income from Operations to Adjusted EBITDA

Income from operations	$6.6	$9.1	$6.2	$5.8	$27.8
Depreciation and amortization	1.0	1.0	1.0	1.1	4.1
Other operating expense, net	-	-	-	2.4	2.4
Adjusted EBITDA	$7.6	$10.1	$7.2	$9.3	$34.2

	4Q25	4Q24

NRS’ ‘Rule of 40’ Score

NRS recurring revenue	$32.6	$26.7
NRS other revenue	1.7	1.6
NRS total revenue	$34.3	$28.2

NRS recurring revenue growth rate	22%

NRS TTM Adjusted EBITDA from above	$34.2
NRS TTM total revenue	128.8
NRS TTM Adjusted EBITDA margin	27%

Rule of 40	49%

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IDT Corporation

Adjusted net cash provided by operating activities for 4Q25, 4Q24, FY 2025 and FY 2024

(unaudited) in millions. Figures may not foot due to rounding to millions

(in millions) Three months ended July 31	2025	2024
Net cash provided by operating activities (GAAP)	$31.0	$25.4
Changes in customer deposits	6.1	3.1
Adjusted net cash provided by operating activities (non-GAAP)	$37.1	$28.5

(in millions) Full year ended July 31	2025	2024
Net cash provided by operating activities (GAAP)	$127.1	$78.2
Changes in customer deposits	(19.2)	3.4
Adjusted net cash provided by operating activities (non-GAAP)	$107.8	$81.6

Explanation of Key Performance Metrics

net2phone’s subscription revenue is calculated by subtracting net2phone’s equipment revenue and revenue generated by a legacy SIP trunking offering in Brazil from its revenue in accordance with GAAP. net2phone’s cloud communications and contact center offerings are priced on a per-seat basis, with customers paying based on the number of users in their organization. The number of seats served and subscription revenue trends and comparisons between periods are used in the analysis of net2phone’s revenues and direct cost of revenues and are strong indications of the top-line growth and performance of the business.

Constant currency as it relates to revenue provides a framework for assessing net2phone’s performance that excludes the effect of foreign currency rate fluctuations. To determine net2phone’s subscription revenue growth on a constant currency basis, current period revenues from entities reporting in currencies other than U.S. Dollars (USD) were converted to USD at the average monthly exchange rates in effect during the prior fiscal year’s comparative period instead of the average monthly exchange rates in effect during the current period.

NRS’ Monthly Average Recurring Revenue per Terminal is calculated by dividing NRS’ recurring revenue as defined in the Reconciliation of Non-GAAP Financial Measures by the average number of active POS terminals during the period. The average number of active POS terminals is calculated by adding the beginning and ending number of active POS terminals during the period and dividing by two. NRS’ recurring revenue divided by the average number of active POS terminals is divided by three when the period is a fiscal quarter. Recurring revenue and Monthly Average Recurring Revenue per Terminal are useful for comparisons of NRS’ revenue and revenue per customer to prior periods and to competitors and others in the market, as well as for forecasting future revenue from the customer base.

BOSS Money transactions are a nonfinancial metric that measures customer usage during a reporting period. BOSS Money’s digital send volume is the aggregate amount of principal remitted by BOSS Money’s digital customers – those using the BOSS Money and BOSS Revolutions apps to originate remittances. Digital send volume is a key metric for evaluating the operational performance of the digital channel of the remittance business, and for comparing the performance of BOSS Money’s digital channel to competitors in the remittance business as well as to performance to other temporal periods.

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